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                                EXHIBIT 21



                         Subsidiaries of the Registrant

                                            State of    Doing Business
Name of Subsidiary                       Incorporation        As
------------------------------------------------------------------------
Bay Area Teleport, Inc.                  Delaware             --
Conticomm, Inc.                          Colorado             --
Fiber Optic Technologies of Oregon, Inc. Oregon               --
Fiber Optic Technologies, Inc.           Colorado             --
Grupo IntelCom de Mexico S.A. de C.V.    Mexico               --
ICG Access Services - Southeast, Inc.
    (formerly known as PrivaCom, Inc.)   Delaware             --
ICG Enhanced Services, Inc.              Colorado             --
ICG Holdings, Inc.
    (formerly known as IntelCom Group
    (U.S.A.), Inc.)
ICG Holdings-Canada, Inc.                Colorado             --
    (formerly known as IntelCom Group    Federal              --
    Inc.)                                Canadian
ICG Investments, Inc.                    Colorado             --
ICG Fiber Optic Technologies, Inc.
    (formerly known as ICG Network
    Services, Inc.)                      Colorado         FOT DataCom
ICG Ohio LINX, Inc.                      Ohio                 --
ICG Satellite Services, Inc.
    (formerly known as Commden Ltd. &
as ICG Wireless Services, Inc.)          Colorado             --
ICG Telecom Canada, Inc.                 Federal              --
                                         Canadian
ICG Telecom Group, Inc.
    (formerly known as the ICG Access
    Services, Inc.)                      Colorado             --
ICG Telecom of San Diego, L.P.           California           --
ICG Telecom Services, Inc.               Colorado             --
IntelCom Red, S.A. de C.V.               Mexico               --
Maritime Cellular Telecommunications
    Network, Inc.                        Delaware             --
Maritime Tele-Network, Inc.              Delaware             --
Nova-Net Communications, Inc.            Colorado             --
Phoenix Fiber Access, Inc.               Arizona          ICG Access
                                                           Services
PTI Harbor Bay, Inc.                     Washington           --
TDIJV, Inc                               Colorado             --
Teleport Denver Ltd.                     Colorado             --
TransAmerican Cable, Inc.                Kentucky         MidAmerican
                                                             Cable
UpSouth Corporation                      Georgia              --
Zycom Corporation                        Alberta,             --
                                         Canada
Zycom Corporation                        Texas                --
Zycom Network Services, Inc.             Texas                --